SCHEDULE 14C

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Schedule 14C Information

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Ohio National Fund, Inc.

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Ohio National Fund, Inc.	One Financial Way Cincinnati, Ohio 45242 Post Office Box 237 Cincinnati, Ohio 45201-0237

September 29, 2023

Dear Variable Contract or Policy Owner:

As a variable contract or policy owner with contract or policy values allocated to Ohio National Fund’s ON Janus Henderson Forty Portfolio, you are receiving this Information Statement relating to recent changes approved by the Board of Directors of the Fund.

At an in-person meeting on May 22, 2023, the Board approved a change in sub-adviser for the ON Janus Henderson Forty Portfolio, an amendment to the Investment Advisory Agreement between the Fund and Ohio National Investments, Inc., a new sub-advisory agreement between Ohio National Investments, Inc. and FIAM LLC, appointing FIAM as the new sub-adviser to the ON Janus Henderson Forty Portfolio, and a change of the ON Janus Henderson Forty Portfolio’s name to the ON Fidelity Institutional AM® Equity Growth Portfolio. These changes became effective on July 28, 2023.

This statement is being sent for your information only and you are not required to take any action.

As always, we thank you for your confidence and support.

Sincerely,

Thomas G. Mooney

Interim President

INFORMATION STATEMENT

OHIO NATIONAL FUND, INC.

One Financial Way

Montgomery, Ohio 45242

ON Fidelity Institutional AM® Equity Growth Portfolio

(formerly known as ON Janus Henderson Forty Portfolio)

(the “Portfolio”)

This Information Statement provides information concerning the Portfolio. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This document is for informational purposes only and you are not required to take any action.

This Information Statement is being distributed in connection with the following changes approved by the Board of Directors (the “Board”) of Ohio National Fund, Inc. (the “Fund”) at an in-person meeting on May 22, 2023 (the “Meeting”): a change in sub-adviser for the Portfolio, an amendment to the Investment Advisory Agreement between the Fund and Ohio National Investments, Inc. (the “Adviser”), and a new sub-advisory agreement between the Adviser and FIAM LLC (“FIAM” or the “Sub-Adviser”) appointing FIAM as the new sub-adviser for the Portfolio (the “Sub-Advisory Agreement”). These changes became effective on July 28, 2023.

Pursuant to an Exemptive Order received by the Fund from the U.S. Securities and Exchange Commission (“SEC”), the Adviser may change sub-advisers or hire new sub-advisers for the Fund’s portfolios without obtaining shareholder approval if the sub-advisers are not affiliates of the Adviser (the “Exemptive Order”). On April 30, 2002, shareholders of the Fund authorized the Adviser to enter into sub-advisory agreements pursuant to the Exemptive Order. As a condition of such order, the Adviser must furnish shareholders of the affected portfolio(s) with certain information about new advisory and sub-advisory agreements. This Information Statement is intended to comply with that condition. The Information Statement is first being sent on or about September 29, 2023, to shareholders of record of the Portfolio as of the close of business on July 28, 2023.

I.       Background

At the Meeting, a majority of the Board, including a majority of the Directors who are not “interested persons” of the Fund (the “Independent Directors”) within the meaning of that term under the Investment Company Act of 1940, as amended, approved the change in sub-adviser for the Portfolio from Janus Henderson Investor US LLC (“Janus”) to FIAM, effective July 28, 2023. The Adviser recommended the change in sub-adviser because the prior sub-adviser for the Portfolio was not performing up to the Adviser’s expectations. At the Meeting, the Board, including a majority of the Independent Directors, also approved the Sub-Advisory Agreement, effective July 28, 2023. The appointment of FIAM as sub-adviser for the Portfolio was made in accordance with the Exemptive Order and does not require shareholder approval. The Adviser is not affiliated with FIAM. In connection with the appointment of FIAM as sub-adviser for the Portfolio, the advisory fee structure of the Portfolio changed and the advisory agreement with the Adviser (“Advisory Agreement”) was amended to incorporate such changes. At the Meeting, the Board, including a majority of the Independent Directors, also approved changing the name of the Portfolio from the ON Janus Henderson Forty Portfolio to the ON Fidelity Institutional AM® Equity Growth Portfolio.

II.       New Sub-Advisory Agreement

The following is a brief summary of the material terms of the Sub-Advisory Agreement, which is attached as Appendix A. You should read Appendix A for a complete understanding of the Sub-Advisory Agreement.

The material terms of the Sub-Advisory Agreement are substantially similar to the sub-advisory agreement with the prior sub-adviser for the Portfolio, which was approved by the Board effective June 22, 2021, without submission to shareholders. It provides that the Sub-Adviser will, among other things:

(1)	provide investment advice and recommendations to the Portfolio with respect to the Portfolio’s investments, consistent with the Portfolio’s investment policies and restrictions;

(2)	arrange for the purchase and sale of the Portfolio’s securities;

(3)	provide, at its expense, all necessary investment and management facilities; and

(4)	provide periodic reports regarding the investment activity and composition of the Portfolio.

III.       Advisory and Sub-Advisory Fee Arrangements

In connection with the change in sub-adviser for the Portfolio to FIAM, the advisory fee structure of the Portfolio changed, and the investment advisory agreement (“Advisory Agreement”) was amended to incorporate such changes. As compensation for its services to the Portfolio, the Adviser receives monthly fees from the Portfolio on the basis of the Portfolio’s average daily net assets during the month for which the fees are paid. Below is a comparison of the advisory fees to be paid to the Adviser under the Advisory Agreement as amended (the “New Advisory Fee”), as opposed to the annual rates under the advisory agreement prior to the amendment (the “Prior Advisory Fee”):

ON Fidelity Institutional AM® Equity Growth Portfolio
New Advisory Fee	Prior Advisory Fee
0.68% of first $100 million	0.73% of first $100 million
0.65% over $100 million	0.68% of next $400 million
0.63% over $500 million

For the fiscal year ended December 31, 2022, the Adviser received $621,337 in advisory fees for management of the Portfolio, which was 0.73% of the Portfolio’s average daily net assets. If the New Advisory Fee had been in effect for the year ended December 31, 2022, the Adviser would have received $579,896 in advisory fees, or a net advisory fee of 0.68% of the Portfolio’s average daily net assets.

In connection with the change in sub-adviser for the Portfolio to FIAM, the sub-advisory fee structure of the Portfolio changed. The sub-advisory fees are paid from the Adviser’s assets and do not affect the Portfolio’s total expenses. The sub-advisory fees under the new Sub-Advisory Agreement for the Portfolio are paid by the Adviser at the following effective annualized rates (on the basis of the Portfolio’s average daily net assets) (the “New Sub-Advisory Fee”), which are different from the annual rates under the prior sub-advisory agreement (the “Prior Sub-Advisory Fee”), as shown in the table below:

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ON Fidelity Institutional AM® Equity Growth Portfolio
New Sub-Advisory Fee (FIAM)	Prior Sub-Advisory Fee (Janus)
0.30% of first $100 million	0.40% of first $100 million
0.27% over $100 million	0.35% of next $400 million
0.30% over $500 million

For the fiscal year ended December 31, 2022, the Adviser paid $337,421 in sub-advisory fees, which was 0.39% of the Portfolio’s average daily net assets. If the New Sub-Advisory Fee had been in effect for the year ended December 31, 2022, the Adviser would have paid $253,562 in sub-advisory fees, or a net sub-advisory fee of 0.30% of the Portfolio’s average daily net assets.

IV.       Information About the Sub-Adviser

FIAM LLC

FIAM LLC is a Delaware limited liability company with its principal address at 900 Salem Street, Smithfield, RI 02917. FIAM is an indirectly held wholly-owned subsidiary of FMR LLC. As of December 31, 2022, FIAM had approximately $152.3 billion in discretionary assets under management.

The following are the names and principal occupations of the principal executive officers and directors of FIAM.

Name	Principal Occupation
Casey M. Condron	Head of Institutional Client Group, Director
Martin McGee	Chief Financial Officer, Director
Christian Pariseault	Director
Kimberly L. Perry	Director
William Irving	President, Director
Horace Codjoe	Vice President
Timothy Abbuhl	Treasurer
Kim E. Daniels	Assistant Treasurer
Joseph Benedetti	Secretary
John A. Bertone	Assistant Secretary
Brian McLain	Assistant Secretary
Stephanie Brown	Chief Compliance Officer

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V.          Board Approval of the Sub-Advisory Agreement

At the Meeting, the Board of Directors of the Fund, including a majority of the Directors who are not “interested persons” (the “Independent Directors”) of the Fund, approved an amendment to the Investment Advisory Agreement between the Fund and the Adviser, and approved a new Sub-Advisory Agreement between the Adviser and the Sub-Adviser for the Portfolio. The Portfolio, formerly known as the ON Janus Henderson Forty Portfolio, originally was sub-advised by Janus.

The Directors noted that the Adviser is responsible for monitoring the investment performance and other responsibilities of the Sub-Adviser, which has the responsibility for supervising and managing the assets in the Portfolio on a fully discretionary basis. They also noted that the Adviser will report to the Board on its analysis of the Sub-Adviser’s performance at the regular meetings of the Board, which are held at least quarterly. Finally, the Board noted that the Adviser provides the facilities and equipment utilized by the Fund; supplies business management services to the Fund, including monitoring expense accruals and preparing the Portfolio’s financial statements; prepares and files Fund registration statements, proxies, shareholder reports and other regulatory filings; provides financial oversight; and ensures that proxies related to the Portfolio’s holdings are voted in compliance with policies approved by the Board.

In considering the amendment to the Advisory Agreement and the approval of the Sub-Advisory Agreement, the Board requested and reviewed a significant amount of information relating to the Portfolio, including the following: (1) proposed advisory and sub-advisory fee information; (2) comparative advisory fee and expense ratio information for a peer group of funds; (3) performance data for a fund employing a strategy similar to that of the Portfolio; and (4) other information regarding the nature, extent and quality of services anticipated to be provided by the Sub-Adviser.

Experienced independent legal counsel assisted the Board throughout the contract review process. The Independent Directors discussed the proposed amendment to the Advisory Agreement and the new Sub-Advisory Agreement in a private session with such counsel at which no representatives of management, the Adviser or the Sub-Adviser were present. The Board relied upon the advice of independent legal counsel and their own business judgment in determining the material factors considered in evaluating whether to approve the amended Advisory Agreement and the Sub-Advisory Agreement and the weight to be given to each such factor. The conclusions reached by the Directors were based on a comprehensive evaluation of all the information provided and were not the result of any one factor. Moreover, each Director may have afforded different weight to the various factors in reaching his or her conclusions with respect to approving the amendment to the Advisory Agreement and the new Sub-Advisory Agreement.

Nature, Extent and Quality of Services

The Board evaluated the nature, extent, and quality of the advisory services the Adviser anticipates providing to the Portfolio. As part of its review, the Board reviewed information regarding the Adviser’s operations, procedures and personnel submitted by the Adviser at a meeting on May 22, 2023. The Directors considered information they received during the previous year at Board meetings in connection with the Adviser’s service to other portfolios of the Fund and through periodic reports regarding the Adviser’s performance of its duties to the other portfolios. The Directors considered the capabilities and resources that the Adviser has dedicated to performing services on behalf of the Fund and its portfolios, as well as the quality of the Adviser’s administrative and other services, including the Adviser’s support to contract owners. The Directors also considered the quality of the compliance programs of the Adviser and its responsiveness to inquiries and requests from the Board. It was the Directors’ conclusion that overall, they were satisfied with the nature, extent, and quality of services the Adviser anticipates providing to the Portfolio.

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The Board also evaluated the nature, extent and quality of the advisory services anticipated to be provided by the Sub-Adviser. As part of its review, the Board reviewed information regarding the operations, procedures, and personnel of the Sub-Adviser. The Directors considered the capabilities and resources that the Sub-Adviser is expected to dedicate to performing services on behalf of the Portfolio, as well as the quality of its administrative and other services. The Directors also considered the quality of the compliance programs of the Sub-Adviser, and reviewed information on the Sub-Adviser’s portfolio management and brokerage practices. The Directors concluded that, overall, they were satisfied with the nature, extent and quality of services anticipated to be provided to the Portfolio by the Sub-Adviser.

Investment Performance

To assist the Board in its consideration of the Sub-Advisory Agreement, the Board reviewed the performance of the Portfolio as compared to a comparable retail fund managed by the Sub-Adviser that utilizes a strategy similar to that of the Portfolio and to the Russell 1000 Growth Index, the Portfolio’s benchmark. The Directors noted that the comparable fund outperformed both the Portfolio and the benchmark for the 1-year, 3-year and 5-year periods ended March 31, 2023, and placed in the 38th, 8th and 9th peer group percentiles, respectively, for the same periods. Based on this performance, the Directors concluded that the Sub-Adviser has the ability to manage the Portfolio effectively going forward. The Board also considered the Adviser’s effectiveness in monitoring the performance of sub-advisers, and the Adviser’s timeliness in responding to performance issues, with respect to the other portfolios of the Fund.

Fees and Expenses

The Board reviewed the Portfolio’s proposed advisory and sub-advisory fees compared to the advisory and sub-advisory fees of funds in its peer group. The Directors reviewed the proposed advisory fee to be paid to the Adviser by the Portfolio and noted the five-basis point reduction in the fee. The Directors also noted that the Adviser, and not the Portfolio, is responsible for paying the sub-advisory fee to the Sub-Adviser. The Board evaluated whether the net advisory fee received by the Adviser for the Portfolio, after paying the sub-advisory fee to the Sub-Adviser, was reasonable, given the level of the Adviser’s services to the Portfolio. The Directors took into account the fact that the Adviser had contractually agreed to limit Portfolio expenses and reimburse expenses to the extent necessary to keep total Portfolio expenses at or below a specified amount. The Board also considered the reasonableness of the proposed sub-advisory fee to be paid by the Adviser to the Sub-Adviser. The Directors relied on the ability of the Adviser to negotiate the terms of the Sub-Advisory Agreement, including the sub-advisory fee, at arm’s-length, noting that the Adviser is not affiliated with any Sub-Adviser. The Directors noted that the proposed amended advisory fee payable by the Portfolio was one basis point below the average fee payable by the Portfolio’s peer group and included fee breakpoints. The Directors acknowledged that, because the sub-advisory fees are paid by the Adviser and not by the Portfolio, the Adviser is incentivized to negotiate a favorable fee. Accordingly, as to the Sub-Adviser, the cost of services provided by the Sub-Adviser and the profitability of the Sub-Adviser in connection with its relationship with the Portfolio were not material factors in the Board’s deliberations. The Directors considered that the Portfolio’s proposed advisory fee was in the 42nd percentile and below the peer group average and the Portfolio’s net expense ratio was 12 basis points below the peer group average and in the 30th percentile. Overall, the Directors concluded that the proposed advisory and sub-advisory fees were reasonable.

Profitability and Economies of Scale.

The Directors noted that the advisory fee schedule contains breakpoints that would reduce the advisory fees on assets above a specified level as the Portfolio’s assets increase. After considering the Portfolio’s current size and potential for growth, the Board concluded that the Portfolio was likely to benefit from economies of scale as the Portfolio’s net assets increased, and that the existing breakpoints are appropriate. The Board concluded that the profitability and potential realization of economies of scale by the Portfolio from the sub-advisory arrangement with the unaffiliated Sub-Adviser is a matter more appropriately considered at the Advisory Agreement level and should not be a material factor in its consideration of the Sub-Advisory Agreement.

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After consideration of the foregoing, the Board reached the following conclusions regarding the Advisory Agreement and Sub-Advisory Agreement with respect to the Portfolio, in addition to the conclusions set forth above: (1) the Adviser and Sub-Adviser possess the capability and resources to perform the duties required of them under the Advisory Agreement and Sub-Advisory Agreement, respectively; (2) the investment philosophy, strategies and techniques of the Sub-Adviser are appropriate for pursuing the Portfolio’s investment objective; (3) the Sub-Adviser is likely to execute its investment philosophy, strategies and techniques consistently over time; and (4) the Adviser and Sub-Adviser maintain appropriate compliance programs. Based on the above-mentioned factors and their related conclusions, with no single factor or conclusion being determinative and with each Director not necessarily attributing the same weight to each factor, the Directors unanimously concluded that approval of the amendment to the Advisory Agreement and approval of the Sub-Advisory Agreement were in the best interests of the Portfolio and its shareholders. Accordingly, the Board, including all the Independent Directors, voted unanimously to approve the amendment to the Advisory Agreement and to approve the Sub-Advisory Agreement for the Portfolio.

VI.       Other Information

The Adviser and Administrator. The Adviser serves as investment adviser for the Fund and all of its portfolios. The Adviser is wholly owned by The Ohio National Life Insurance Company (“ONLIC”), which serves as the principal administrator for the Fund. The Adviser and ONLIC are located at One Financial Way, Montgomery, Ohio 45242.

Annual and Semi-Annual Reports. The Fund has previously sent its most recent Annual Report and Semi-Annual Report to its shareholders. Copies are available, without charge, by writing to the Fund at One Financial Way, Montgomery, Ohio 45242 or by calling 877.665.6642.

Outstanding Shares. The Portfolio has one class of shares, 100% of which are owned of record by ONLIC, Ohio National Life Assurance Corporation (“ONLAC”) (together with ONLIC called “Ohio National”), and National Security Life and Annuity Company (“NSLAC”). The address of Ohio National, NSLAC and the Fund is One Financial Way, Montgomery, Ohio 45242.

As of June 30, 2023, there were 34,093,121 shares of the Portfolio issued and outstanding. ONLIC owned 86.8% of these shares; ONLAC owned 12.1%; and NSLAC owned 1.1%. These shares were allocated to Ohio National and NSLAC’s separate accounts as follows:

Separate Account	Shares	Percent of Class
Ohio National Variable Account A	25,748,179	75.5%
Ohio National Variable Account B	90,248	0.3%
Ohio National Variable Account C	3,598,852	10.6%
Ohio National Variable Account D	141,697	0.4%
Ohio National Variable Account R	4,131,942	12.1%
National Security Variable Account N	382,203	1.1%

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None of the Directors of the Fund directly owns shares of the Fund. With the exception of Christopher Carlson, Chairman of the Board of Directors of the Fund, the Directors owned no variable contracts issued by Ohio National that would entitle them to give voting instructions with respect to any of the outstanding shares of the Fund. As of December 31, 2022, the Directors owned variable contracts that entitled them to give voting instructions with respect to less than 1% of the outstanding shares of the Portfolio.

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Appendix A

SUB-ADVISORY AGREEMENT

This Agreement is made as of July 28, 2023, by and between Ohio National Investments, Inc., an Ohio corporation (the "Adviser"), and FIAM LLC, a Delaware limited liability company (the "Sub-Adviser").

WHEREAS, Ohio National Fund, Inc. (the "Fund"), is a Maryland corporation that is registered under the Investment Company Act of 1940, as amended, (together with the regulations promulgated pursuant thereto, the "1940 Act"); and

WHEREAS, the Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended, (together with the regulations promulgated pursuant thereto, the "Advisers Act"); and

WHEREAS, the Adviser has been appointed as investment adviser to the Fund in accordance with the 1940 Act and the Advisers Act; and

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act and engages in the business of providing investment advisory services; and

WHEREAS, the Fund has authorized the Adviser to appoint the Sub-Adviser, subject to the requirements of the 1940 Act and the Advisers Act, as the sub-adviser with respect to those portions of the assets of the Fund designated as the ON Fidelity Institutional AM® Equity Growth Portfolio of the Fund on the terms and conditions set forth below;

NOW, THEREFORE, IT IS HEREBY AGREED as follows:

SECTION 1. Investment Advisory Services

(a) The Adviser hereby retains the Sub-Adviser, and the Sub-Adviser hereby accepts engagement by the Adviser, to supervise and manage on a fully-discretionary basis the cash, securities and other assets of the ON Fidelity Institutional AM® Equity Growth Portfolio that the Adviser shall from time to time place under the supervision of the Sub-Adviser (such cash, securities and other assets initially and as same shall thereafter be increased or decreased by the investment performance thereof and by additions thereto and withdrawals therefrom by the Adviser shall hereinafter be referred to as the "Portfolio").

(b) All activities by the Sub-Adviser on behalf of the Adviser and the Portfolio shall be in accordance with the investment objectives, policies and restrictions set forth in the 1940 Act and in the Fund's prospectus and statement of additional information, as amended from time to time (together, the "Prospectus") and as interpreted from time to time by the Board of Directors of the Fund and by the Adviser (as communicated to the Sub-Adviser in writing by the Fund or the Adviser). All activities of the Sub-Adviser on behalf of the Adviser and the Portfolio shall also be subject to the due diligence oversight and direction of the Adviser.

(c) Subject to the supervision of the Adviser, the Sub-Adviser shall have the sole and exclusive responsibility to select members of securities exchanges, brokers, dealers and futures commission merchants for the execution of transactions of the Portfolio and, when applicable, shall negotiate commissions in connection therewith. All such selections shall be made in accordance with the Fund's policies and restrictions regarding brokerage allocation set forth in the Prospectus and Statement of Additional Information.

(d)	In carrying out its obligations to manage the investments and reinvestments of the Portfolio, the Sub-Adviser shall:

(1)	obtain and evaluate pertinent economic, statistical, financial and other information affecting sectors and industries and the individual companies included in the Portfolio or under consideration for inclusion therein;

(2)	formulate and implement a continuous investment program for the Portfolio consistent with the investment objectives and related investment policies and restrictions for the Portfolio as set forth in the Prospectus;

(3)	take such steps as are necessary to implement the aforementioned investment program by placing orders for the purchase and sale of securities; and

(4)	coordinate with the Adviser to assure compliance with the Prospectus, qualification of the Portfolio as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) and compliance with the diversification requirements of Section 817(h) of the Code.

(e) In connection with the purchase and sale of securities of the Portfolio, the Sub-Adviser shall arrange for the transmission to the Adviser and the Portfolio’s custodian every business day such confirmation, trade tickets and other documents as may be necessary to enable them to perform their administrative responsibilities with respect to the Portfolio. With respect to Portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser shall arrange for the automatic transmission of the I.D. confirmation of the trade to the Portfolio’s custodian.

(f) In connection with the placement of orders for the execution of the Portfolio’s securities transactions, the Sub-Adviser shall create and maintain all necessary records pertaining to the purchase and sale of securities and other financial instruments by the Sub-Adviser on behalf of the Portfolio as are required of an investment adviser of a registered investment company including, but not limited to, records required by the 1940 Act and the Advisers Act. All such records pertaining to the Portfolio shall be the property of the Fund and shall be available for inspection and use by the Securities and Exchange Commission, any other regulatory authority having jurisdiction, the Fund, the Adviser or any person retained by the Fund or the Adviser. The records will be provided within a reasonable amount of time upon request by the Adviser. Where applicable, Sub-Adviser agrees to preserve for the periods described under the 1940 Act any such records as are required to be maintained by it pursuant to this provision.

(g) The Sub-Adviser shall render such reports to the Adviser and/or to the Board of Directors of the Fund concerning the investment activity and composition of the Portfolio as a whole, in such form and at such intervals as the Adviser or the Board may from time to time reasonably require.

(h) In acting under this Agreement, the Sub-Adviser shall be an independent contractor and not an agent of the Adviser or the Fund.

(i) The parties to this Agreement agree that each shall treat as confidential all information provided by a party (the “Discloser”) to the others regarding such party’s business and operations, including, without limitation, the investment activities or holdings of the Portfolio (“Confidential Information”). All Confidential Information provided by a party hereto shall be used by any other parties hereto (the “Recipient”) solely for the purposes of rendering services pursuant to this Agreement and, except as may be required in carrying out the terms of this Agreement, shall not be disclosed to any third party without the prior consent of such providing party, except for a limited number of employees, attorneys, accountants and other advisers of the Recipient and its affiliates on a need-to-know basis and solely for purposes of rendering services under this Agreement. Each party also agrees that it will maintain appropriate information barriers within its own operations and/or affiliates that may have access to Confidential Information to comply with this provision.

Confidential Information shall not include any information that: (i) is public when provided or thereafter becomes public through no wrongful act of the Recipient; (ii) is demonstrably known to the Recipient prior to execution of this Agreement; (iii) is independently developed by the Recipient through no wrongful act of the Recipient in the ordinary course of business outside of this Agreement; (iv) is generally employed by the trade at the time that the Recipient learns of such information or knowledge; or (v) has been rightfully and lawfully obtained by the Recipient from any third party.

In the event that the Recipient is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), in connection with any proceeding, to disclose any of the Discloser’s Confidential Information, the Recipient will give the Discloser prompt written notice of such request or requirement to allow the Discloser an opportunity to obtain a protective order or otherwise obtain assurances that confidential treatment will be accorded to such Confidential Information. In the event that such protective order or other remedy is not obtained, disclosure shall be made of only that portion of the Confidential Information that is legally required to be disclosed. All Confidential Information disclosed as required by law shall nonetheless continue to be deemed Confidential Information.

(j) Adviser understands that the value of investments made for the Fund may increase as well as decrease, is not guaranteed and past performance is no guarantee of future results. Sub-Adviser has not made and is not making any guarantees, including any guarantee as to any specific level of performance of the Fund or the performance of the Fund relative to any standard or index, including other clients of the Sub-Adviser. Adviser acknowledges that each Fund is designed for the described investment objective and is not intended as a complete investment program and also understands that investment decisions made on behalf of the Fund by Sub-Adviser are subject to various market and business risks

SECTION 2. Expenses

(a) The Sub-Adviser shall assume and pay all of its own costs and expenses, including those for furnishing such office space, office equipment, office personnel and office services as the Sub-Adviser may require in the performance of its duties under this Agreement.

(b) The Fund shall bear all expenses of the Portfolio’s organization and registration, and the Fund and Adviser shall bear all of their respective expenses of their operations and businesses not expressly assumed or agreed to be paid by the Sub-Adviser under this Agreement. In particular, but without limiting the generality of the foregoing, the Fund shall pay any fees due to the Adviser, all interest, taxes, governmental charges or duties, fees, brokerage and commissions of every kind arising hereunder or in connection herewith, expenses of transactions with shareholders of the Portfolio, expenses of offering interests in the Portfolio for sale, insurance, association membership dues, all charges of custodians (including fees as custodian and for keeping books, performing portfolio valuations and rendering other services to the Fund), independent auditors and legal counsel, expenses of preparing, printing and distributing all prospectuses, proxy material, reports and notices to shareholders of the Fund, and all other costs incident to the Portfolio’s existence.

SECTION 3. Use of Services of Others

The Sub-Adviser may (at its expense except as set forth in Section 2 hereof) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Sub-Adviser with such statistical or factual information, such advice regarding economic factors and trends or such other information, advice or assistance as the Sub-Adviser may deem necessary, appropriate or convenient for the discharge of the Sub-Adviser's obligations hereunder or otherwise helpful to the Fund and the Portfolio. Sub-Adviser is authorized to engage affiliates to provide accounting and/or other administrative services related to the Fund.

SECTION 4. Sub-Advisory Fees

In consideration of the Sub-Adviser’s services to the Fund hereunder, the Sub-Adviser shall be entitled to sub-advisory fees, payable monthly, at the annual rate 0.30% of the first one hundred million dollars ($100 million) of the average daily net assets of the Portfolio and 0.27% of the average daily net assets of the Portfolio in excess of one hundred million dollars ($100 million) (the "Sub-Advisory Fees"). The Sub-Advisory Fees shall be accrued for each calendar day and the sum of the daily Sub-Advisory Fees accruals shall be paid monthly to the Sub-Adviser. The daily fee accruals will be computed on the basis of the valuations of the total net assets of the Portfolio as of the close of business each day. The Sub-Advisory Fees shall be payable solely by the Adviser, and the Fund shall not be liable to the Sub-Adviser for any unpaid Sub-Advisory Fees.

SECTION 5. Indemnification; Limitation of Liability of Sub-Adviser

(a) The Adviser agrees to indemnify and hold harmless the Subadvisor, any affiliated person of the Subadvisor, and each of the Subadvisor’s directors, officers, employees, and agents (all of such persons being referred to as “Subadvisor Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which a Subadvisor Indemnified Person may become subject under the Securities Act of 1933, as amended (the “1933 Act”), the 1940 Act, the Advisers Act, the Code, under any other statute, at common law or otherwise, arising out of the Adviser’s responsibilities to the Fund, which: (i) may be based upon any willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or reckless disregard of the Adviser’s obligations and duties under this Agreement, or by any of its directors, officers, employees, and/or agents acting on behalf of the Adviser, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Adviser and contained in the Registration Statement or Prospectus covering shares of the Fund or Portfolio, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser, the Fund or to any affiliated person of the Adviser by a Subadvisor Indemnified Person; provided, however, that in no case shall the indemnity in favor of the Subadvisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

(b) The Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and each of the Adviser’s directors, officers, employees, and agents (all of such persons being referred to as “Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the Code, under any other statute, at common law or otherwise, arising out of the Sub-Adviser’s responsibilities to the Fund, which: (i) may be based upon any willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser’s duties or reckless disregard of the Sub-Adviser’s obligations and duties under this Agreement, or by any of its directors, officers, employees, and/or agents acting on behalf of the Sub-Adviser, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Sub-Adviser and contained in the Registration Statement or Prospectus covering shares of the Fund or Portfolio, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Sub-Adviser, the Fund or to any affiliated person of the Sub-Adviser by an Adviser Indemnified Person; provided, however, that in no case shall the indemnity in favor of the Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

(c) Except as provided in Section 5(b), the Sub-Adviser shall not be liable to the Fund or to any shareholder of the Fund or to the Adviser for any claim or loss arising out of any investment or other act or omission in the performance of the Sub-Adviser's duties under this Agreement, or for any loss or damage resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the Fund's assets maintained with custodians or securities depositories in foreign countries, or from any political acts of any foreign governments to which such assets might be exposed, or for any tax of any kind (other than taxes on the Sub-Adviser’s income), including without limitation any statutory, governmental, state, provincial, regional, local or municipal imposition, duty, contribution or levy imposed by any government or governmental agency upon or with respect to such assets or income earned with respect thereto (collectively "Taxation"). Notwithstanding the foregoing sentence and the provisions of Section 5(d), the Sub-Adviser shall be liable for taxes or tax penalties incurred by the Fund, or by any legal or beneficial owner of the Fund’s shares, for any failure of the Portfolio to qualify as a regulated investment company under Subchapter M, or to meet the diversification requirements of Section 817(h), of the Internal Revenue Code of 1986, as amended, to the extent resulting from the Sub-Adviser’s management of the Portfolio, .

(d) In the event the Sub-Adviser is assessed any Taxation in respect of the assets, income or activities of the Portfolio, the Adviser and the Fund jointly will indemnify the Sub-Adviser for all such amounts wherever imposed, together with all penalties, charges, costs and interest relating thereto and all expenditures, including reasonable attorney's fees, incurred by the Sub-Adviser in connection with the defense or settlement of any such assessment. The Sub-Adviser shall undertake and control the defense or settlement of any such assessment, including the selection of counsel or other professional advisers, provided that the selection of such counsel and advisers and the settlement of any assessment shall be subject to the approval of the Adviser and the Fund, which approvals shall not be unreasonably withheld. The Adviser and the Fund shall have the right to retain separate counsel and assume the defense or settlement on behalf of the Adviser and the Fund, as the case may be, of any such assessment if representation of the Adviser and the Fund by counsel selected by the Sub-Adviser would be inappropriate due to actual or potential conflicts of interest.

SECTION 6. Services to Other Clients and the Fund

(a) Subject to compliance with the 1940 Act, nothing contained in this Agreement shall be deemed to prohibit the Sub-Adviser or any of its affiliated persons from acting, and being separately compensated for acting, in one or more capacities on behalf of the Fund. The Adviser and the Fund understand that the Sub-Adviser may act as investment manager or in other capacities on behalf of other customers including entities registered under the 1940 Act.

(b) While information, recommendations and actions which the Sub-Adviser supplies to and does on behalf of the Portfolio shall in the Sub-Adviser's judgment be appropriate under the circumstances in light of the investment objectives and policies of the Fund, as set forth in the Prospectus delivered to the Sub-Adviser from time to time, it is understood and agreed that they may be different from the information, recommendations and actions the Sub-Adviser or its affiliated persons supply to or do on behalf of other clients. The Sub-Adviser and its affiliated persons shall supply information, recommendations and any other services to the Portfolio and to any other client in an impartial and fair manner. As used herein, the term "affiliated person" shall have the meaning assigned to it in the 1940 Act.

(c) On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other customers, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased. The Sub-Adviser may also on occasion purchase or sell a particular security for one or more customers in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers and as provided in its policies and procedures.

(d) The Sub-Adviser agrees to use the same skill and care in providing services to the Fund as it uses in providing services to other similar accounts for which it has investment responsibility. The Sub-Adviser will conform with all rules and regulations of the Securities and Exchange Commission applicable to the Fund.

SECTION 7. Reports to the Sub-Adviser

The Adviser shall furnish to the Sub-Adviser the Prospectus, proxy statements, reports and other information relating to the business and affairs of the Fund as the Sub-Adviser may, at any time or from time to time, reasonably require in order to discharge the Sub-Adviser's duties under this Agreement.

SECTION 8. Proxies and Class Actions

(a)	The Adviser shall vote proxies for securities held by the Fund in accordance with the Adviser’s policies for proxy voting. The Adviser agrees it shall provide the Sub-Adviser a copy of the Adviser’s policies upon written request.

(b)	Unless the Sub-Adviser otherwise agrees in writing, Sub-Adviser will not advise or take any action on behalf of the Fund in any legal proceedings, including bankruptcies or class actions, involving securities held in, or formerly held in, the Fund or the issuers of those securities. The Sub-Adviser will forward all proof of claim forms and related materials to the Fund’s custodian or the Adviser upon receipt. The Sub-Adviser shall not be liable for failure to file such forms.

SECTION 9. Representations and Warranties of Sub-Adviser

The Sub-Adviser represents and warrants to the Adviser and the Fund as follows:

(a) The Sub-Adviser is registered as an investment adviser under the Advisers Act;

(b) The Sub-Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

(c) The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser's powers and have been duly authorized, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser;

(d) This Agreement is a valid and binding agreement of the Sub-Adviser;

(e) Sub-Adviser has provided Adviser with a copy of its current Form ADV as most recently deemed to be filed with the SEC, and promptly will furnish a copy of all amendments thereto to Adviser;

(f) The Sub-Adviser agrees to observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Adviser's Code of Ethics, as may be amended from time to time. The Sub-Adviser shall not be subject to any other code of ethics, including that of the Adviser, unless specifically adopted by the Sub-Adviser.

SECTION 10. Representations and Warranties of Adviser

The Adviser represents and warrants to the Sub-Adviser as follows:

(a) The Adviser is registered as an investment adviser under the Advisers Act;

(b) The Adviser is a corporation duly organized and validly existing under the laws of the State of Ohio with the power to own and possess its assets and carry on its business as it is now being conducted;

(c) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

(d) This Agreement is a valid and binding agreement of the Adviser;

(e) The Adviser acknowledges that it received a copy of the Sub-Adviser's Form ADV at least 48 hours prior to the execution of this Agreement;

(f) The Adviser agrees to observe and comply with Rule 17j-1 under the 1940 Act and the Adviser's Code of Ethics as may be amended from time to time.

SECTION 11. Term of Agreement

Provided that this Agreement shall have first been approved by the Board of Directors of the Fund, including a majority of the members thereof who are not interested persons (as defined in the 1940 Act) of either party, by a vote cast in person at a meeting called for the purpose of voting such approval, then this Agreement shall be effective on the date hereof for an initial term of two (2) years. This Agreement shall thereafter continue in effect from year to year, subject to approval annually by the Board of Directors of the Fund or by vote of a majority of the voting securities of the Portfolio and also, in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such person.

SECTION 12. Termination of Agreement; Assignment

(a) This Agreement may be terminated by the Adviser or the Sub-Adviser without the payment of any penalty, upon 90 days' prior notice in writing to the other party and to the Fund, or upon 60 days' written notice by the Fund to the two parties; provided, that in the case of termination by the Fund such action shall have been authorized by resolution of a majority of the Board of Directors of the Fund or by vote of a majority of the voting securities of the Portfolio. In addition, this Agreement shall terminate automatically upon the the termination of the Adviser's agreement to provide investment advisory services to the Portfolio.

(b) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

(c) Termination of this Agreement for any reason shall not affect rights of the parties that have accrued prior thereto.

SECTION 13. Notices

(a) The Sub-Adviser agrees to promptly notify the Adviser of the occurrence of any of the following events: (1) any change in the Portfolio’s portfolio manager; (2) the Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (3) the Sub-Adviser is the subject of any action, suit, proceeding, inquiry or investigation at law or in equity, before or by any court, public board or body, for matters specifically concerning the affairs of the Portfolio; or (4) any proposed change in control of the Sub-Adviser.

(b) Any notice given hereunder shall be in writing and may be served by being sent by telex, facsimile or other electronic transmission (including email) or sent by registered mail or by courier to the address set forth below for the party for which it is intended. A notice served by mail shall be deemed to have been served seven days after mailing and in the case of telex, facsimile or other electronic transmission twelve hours after dispatch thereof. Addresses for notice may be changed by written notice to the other party.

(c) Adviser and Sub-Adviser each acknowledges its consent to electronic delivery, including via email or facsimile, of any documents or materials required and /or provided by one to the other related to services provided under this Agreement. Either party may revoke this consent and request any such documents or materials to be mailed, in lieu of electronic delivery, at any time upon reasonable notice to the other.

If to the Adviser:

Attn: Legal Department

Ohio National Investments, Inc.

P.O. Box 237

Cincinnati, Ohio 45201

Fax No. (513) 794-4507

With a copy to:

President

Ohio National Investments, Inc.

P.O. Box 237

Cincinnati, Ohio 45201

If to the Sub-Adviser:

FIAM LLC
900 Salem Street
Smithfield, RI 02917
Attention: Casey Condron, SVP, Head of Institutional Client Group
Fax: 617 872-5601
Email: Casey.Condron@fmr.com

With a copy to:
Fidelity Investments
900 Salem Street
Smithfield, RI 02917
Attention: Andrea O’Keefe, Legal Counsel
Fax: 617 217-6690
Email: Andrea.Okeefe@fmr.com

SECTION 14. Governing Law

This Agreement shall be governed by and subject to the requirements of the laws of the State of Ohio without reference to the choice of law provisions thereof.

SECTION 15. Applicable Provisions of Law

The Agreement shall be subject to all applicable provisions of law, including, without limitation, the applicable provisions of the 1940 Act, and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

SECTION 16. Counterparts

This Agreement may be entered into in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 17. Amendment

This Agreement may be amended only in accordance with applicable law, and only by a written instrument signed by all the parties to this Agreement.

SECTION 18. General

(a) This Agreement constitutes the entire understanding of the parties with respect to its subject matter, shall supersede all prior understandings agreements, contracts or other documents, and shall continue in full force and effect until terminated.

(b) If any provision of this Agreement is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall be enforced to the greatest extent permitted by law.

(c) Adviser agrees to provide to the Sub-Adviser, as the Sub-Adviser may reasonably request, or as otherwise required by Rule 206(4)-5 under the Advisers Act, (i) certification that the Portfolio is not a Covered Investment Pool, as defined in Rule 206(4)-5(f)(3), or (ii) in the event that the Portfolio becomes a Covered Investment Pool, a list of the Government Entities invested in the Portfolio.

(d) Except as provided below, neither the Adviser or any affiliate thereof shall make reference to or use the name of the Sub-Adviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld.

It is understood that the Sub-Adviser’s name and registered and unregistered trademarks, service marks and logos (e.g., FIAM and Fidelity Institutional AM and the Fidelity Investments logo) are the valuable property of the Sub-Adviser and its affiliates and that the Adviser and the Fund have the right to use such name (or logo) in offering materials of the Fund sales materials with respect to the Fund with the approval of the Sub-Adviser during the term of this Agreement solely for the purposes of disclosing and promoting the relationship between the parties described herein. In accordance with the exercise of the license rights granted in the preceding sentence, the Adviser and Sub-Adviser agree that the terms of the Service Mark License Agreement shall govern. Upon termination of this Agreement, the Fund shall forthwith cease to use such name (or derivative or logo).

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

Ohio National Investments, Inc.

By:	/s/Kimberly A. Plante
Kimberly Plante, Secretary

FIAM LLC

By:	/s/Brad Sweeney
Brad Sweeney
V.P. Business Development Desk

Accepted and Agreed:

Ohio National Fund, Inc.

By:	/s/Thomas G. Mooney
Thomas G. Mooney, Interim President

OHIO NATIONAL FUND, INC.

One Financial Way

Montgomery, Ohio 45242

ON Fidelity Institutional AM® Equity Growth Portfolio

(formerly ON Janus Henderson Forty Portfolio)

(the “Portfolio”)

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF

INFORMATION STATEMENT

September 29, 2023

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Portfolios, each a series of Ohio National Fund, Inc. (the “Fund”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review:

Ohio National Fund, Inc. Information Statement

The Information Statement is being distributed in connection with the following changes approved by the Board of Directors (the “Board” or “Directors”) of Ohio National Fund, Inc. (the “Fund”) at an in-person meeting on May 22, 2023 (the “Meeting”): a change in sub-adviser for the Portfolio, an amendment to the Investment Advisory Agreement between the Fund and Ohio National Investments, Inc., a new sub-advisory agreement between Ohio National Investments, Inc. (the “Adviser”) and FIAM LLC (“FIAM” or the “Sub-Adviser”), appointing FIAM as the new sub-adviser for the Portfolio (the “Sub-Advisory Agreement”), and a change of the name of the Portfolio to the ON Fidelity Institutional AM® Equity Growth Portfolio. These changes became effective on July 28, 2023.

Pursuant to an exemptive order received by the Fund from the Securities and Exchange Commission (“SEC”), the Adviser may change sub-advisers or hire new sub-advisers for the Fund’s portfolios without obtaining shareholder approval if the sub-advisers are not affiliates of the Adviser (the “Exemptive Order”). On April 30, 2002, shareholders of the Fund authorized the Adviser to enter into sub-advisory agreements pursuant to the Exemptive Order. As a condition of such order, the Adviser must furnish shareholders of the affected portfolio(s) with certain information about new advisory and sub-advisory agreements. The Information Statement is intended to comply with that condition. The Information Statement is first being sent on or about September 29, 2023 to shareholders of record of the Portfolio as of the close of business on July 28, 2023.

All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“Variable Contracts”) who, as of July 28, 2023, had selected the Portfolio as an underlying investment option within their Variable Contracts will receive this Notice. This Notice will be sent to Contract Owners on or about September 29, 2023. The full Information Statement will be available on the Fund’s website at https://funddocs.filepoint.com/ohionationalfund/ until September 30, 2024. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 800-366-6654.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.